UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ABERDEEN GREATER CHINA FUND, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ABERDEEN GREATER CHINA FUND, INC.

1735 Market St., 32nd Floor

Philadelphia, PA 19103

Proxy Statement Supplement dated May 12, 2017

The proxy statement for Aberdeen Greater China Fund, Inc. (the “Fund”) for the Annual Meeting of Stockholders to be held on June 21, 2017, inadvertently states, on page 15, that C. William Maher, a nominee for Director, does not own shares of the Fund. As of April 28, 2017, the date of Director share ownership in the proxy statement, Mr. Maher, in fact, owned between $10,001-50,000 of shares of the Fund and continues to hold Fund shares as of the date of this supplement.